EXHIBIT 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a statement on Schedule 13D dated November 14, 2017 (including amendments thereto) with respect to the common stock of Midstates Petroleum Company, Inc.. This Joint Filing Agreement shall be filed as an Exhibit to such statement.

Dated: November 14, 2017

AVENUE ENERGY OPPORTUNITIES FUND, L.P.

By: Avenue Energy Opportunities Partners, LLC, its general partner

By: GL Energy Opportunities Partners, LLC, its managing member

By:	/s/ Eric Ross as attorney-in-fact
Name:	Marc Lasry
Title:	Managing Member

AVENUE CAPITAL MANAGEMENT II, L.P.

By: Avenue Capital Management II GenPar, LLC, its general partner

By:	/s/ Eric Ross as attorney-in-fact
Name:	Marc Lasry
Title:	Managing Member

AVENUE CAPITAL MANAGEMENT II GENPAR, LLC

By:	/s/ Eric Ross as attorney-in-fact
Name:	Marc Lasry
Title:	Managing Member

AVENUE ENERGY OPPORTUNITIES PARTNERS, LLC

By: GL Energy Opportunities Partners, LLC, its managing member

By:	/s/ Eric Ross as attorney-in-fact
Name:	Marc Lasry
Title:	Managing Member

GL ENERGY OPPORTUNITIES PARTNERS, LLC

By:	/s/ Eric Ross as attorney-in-fact
Name:	Marc Lasry
Title:	Managing Member

MARC LASRY

/s/ Eric Ross as attorney-in-fact